Exhibit 99.1

MacroSolve Announces FY 2011 Second Quarter Results

63% Revenue Increase Driven by Licensing Revenues and Custom Mobile App Services

TULSA, Okla., August 16, 2011 – MacroSolve, Inc. (OTCPK:MCVE) (OTCQB:MCVE) (“MacroSolve” or the “Company”), a leading provider of mobile technologies, apps and solutions for business, today announced financial results for the second quarter of fiscal 2011.

Revenues for the three months ended June 30, 2011 were $219,431 as compared to $134,332 in the second quarter of fiscal 2010. This 63% rise is due to increased sales of the Company’s custom mobile app solution services as well as an increase in software and patent licensing.

“This quarter we have experienced a shift at MacroSolve which reflects the efforts, planning, and investments we’ve made in our business. Our Illume Mobile division, which provides custom mobile app services, has driven a significant increase in sales. In addition to the revenues realized in the second quarter, Illume Mobile has an additional backlog of over $100,000 in contracts. This rise from Illume Mobile, coupled with increasing licensing revenues from our patent and proprietary technologies, creates a trend that we anticipate will continue,” stated MacroSolve’s CEO, Steve Signoff.

For the six month period ended June 30, 2011, revenues were $335,431 as compared to $408,560 for the six months ended June 30, 2010. This 18% decrease in sales is a result of slightly lower maintenance revenues on a legacy services customer and the absence of hardware sales, which were offset by an increase in software and patent licensing. The Company discontinued hardware sales in 2010 due to lower profit margins. MacroSolve now focuses on growing its higher margin licensing revenues based upon its proprietary software and patents.

Loss from operations for the three months ended June 30, 2011 was $(663,385), as compared to loss from operations in the second quarter of the prior year of $(399,341). The $264,044, or 66% increase, in loss from operations was primarily due to increased consulting fees related to investor and public relations and accrued expenses related to a corporate branding and marketing initiative.

Similarly, the loss from operations for the six months ended June 30, 2011 was $(1,140,512), as compared to loss from operations in the same period of the prior year of $(769,739). The $370,773, or 48%, increase in loss from operations was primarily due to increased consulting fees related to investor and public relations and accrued expenses related to a corporate branding and marketing initiative.

Net loss for the second quarter of fiscal 2011 was $(722,716) or $(0.01) per share, as compared to second quarter fiscal 2010 net loss of $(462,261), or $(0.01) per share. For the six months ended June 30, 2011 net loss was $(1,230,118), or $(0.01) per share, as compared to a net loss of $(908,250) or $(0.01) per share for the six months ended June 30, 2010.

For further information please see MacroSolve’s full 10Q filing at www.sec.gov.

MACROSOLVE, INC.

BALANCE SHEETS
	(unaudited)	(audited)
	6/30/2011	12/31/2010
ASSETS

CURRENT ASSETS:
Cash	$212,682	$187,025
Accounts receivable - trade	73,276	31,535
Prepaid expenses and other	147,562	50,324

Total current assets	433,520	268,884

PROPERTY AND EQUIPMENT, at cost:	264,606	254,088
Less - accumulated depreciation and amortization	(172,331)	(162,194)

Net property and equipment	92,275	91,894

OTHER ASSETS:
Note receivable	135,577	135,577
Software development costs, net of accumulated amortization
of $510,653 and $398,715 as of June 30, 2011 and
December 31, 2010, respectively	1,136,462	938,942
Other assets	70,504	43,999

Total other assets	1,342,543	1,118,518

TOTAL ASSETS	$1,868,338	$1,479,296

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$4,319	$34,176
Revolving Line of Credit	100,000	-
Note Payable - Shareholder	50,000	-
Accounts payable - trade and accrued liabilities	185,936	123,022
Unearned income	28,240	8,523

Total current liabilities	368,495	165,721

LONG-TERM DEBT, less current maturities
Oklahoma Technology Commercialization Center	237,500	237,500
Convertible secured debentures	1,875,000	925,000
Total long-term debt, less current maturities	2,112,500	1,162,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value; authorized 200,000,000 shares;
issued and outstanding 104,320,509 and 98,690,490 shares, at June 30, 2011 and December 31, 2010, respectively	1,043,205	986,905
Additional paid-in capital	9,714,005	9,303,920
Accumulated deficit	(11,369,867)	(10,139,750)

Total stockholders' (deficit) equity	(612,657)	151,075

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,868,338	$1,479,296

The accompanying notes are an integral part of these statements.

MACROSOLVE, INC.

STATEMENTS OF OPERATIONS (unaudited)	Unaudited		Unaudited
	For the Quarters Ended		For the Six Months Ended
For the Periods Ended June 30	6/30/2011	6/30/2010	6/30/2011	6/30/2010
SALES:
Solution services	$167,187	$123,509	$262,871	$290,449
Hardware sales	-	1,117	-	78,036
Software and Patent licensing	52,244	9,706	72,560	40,075

Net sales	219,431	134,332	335,431	408,560
COST OF SALES:
Solution services	98,629	66,407	145,413	169,152
Hardware sales	-	890	-	64,743
Software licensing	-	-	-	-

Total cost of sales	98,629	67,297	145,413	233,895

Gross profit	120,802	67,035	190,018	174,665
OPERATING EXPENSES:
Solution services	49,339	12,713	174,797	44,787
Depreciation and amortization	62,047	53,199	123,727	106,491
Marketing and sales	132,668	157,474	162,586	302,331
General and administrative	540,134	242,990	869,421	490,795

Total operating expenses	784,188	466,376	1,330,531	944,404

Loss from operations	(663,386)	(399,341)	(1,140,513)	(769,739)
OTHER INCOME (EXPENSE):
Interest income	61	134	86	486
Interest expense	(30,607)	(40,965)	(36,919)	(79,438)
Loss on sale of asset	(235)	-	(235)	(17,944)
Stock based compensation	(28,550)	(22,089)	(52,538)	(41,615)

Total other expense	(59,331)	(62,920)	(89,606)	(138,511)
LOSS BEFORE INCOME TAXES	(722,717)	(462,261)	(1,230,119)	(908,250)

INCOME TAXES	-	-	-	-

NET LOSS	$(722,717)	$(462,261)	$(1,230,119)	$(908,250)

LOSS ALLOCABLE TO COMMON STOCKHOLDERS:
Net loss	$(722,717)	$(462,261)	$(1,230,119)	$(908,250)

Loss allocable to common stockholders	$(722,717)	$(462,261)	$(1,230,119)	$(908,250)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.01)	$(0.01)

The accompanying notes are an integral part of these statements.

About MacroSolve

MacroSolve, Inc. is a pioneer in delivering mobile apps, technologies, and solutions to businesses and government. Founded in 1997, the Company has an extensive network including the top name brands in wireless hardware and software as well as wireless carriers. Leveraging its intellectual property portfolio, MacroSolve is positioned to become a leader in the mobile app space, projected to become a $17.5 billion market by 2012 according to Chetan Sharma Consulting. The Company operates through its subsidiaries including Anyware Mobile Solutions (http://www.goanyware.com) and Illume Mobile (http://www.illumemobile.com). For more information, visit MacroSolve (http://www.macrosolve.com) or call 800-401-8740.

Safe Harbor Statement

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in our publicly filed reports. Factors that could cause these differences include, but are not limited to, the acceptance of our products, lack of revenue growth, failure to realize profitability, inability to raise capital and market conditions that negatively affect the market price of our common stock. The Company disclaims any responsibility to update any forward-looking statements.

Investor Contact:
Laurel Moody
646-810-0608
lmoody@corporateprofile.com

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